UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  July 24, 2013

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On July 24, 2013, Radius Health, Inc. (the “Company”) entered into a Consulting Agreement with Morana Jovan-Embiricos, Ph.D. (the “Consulting Agreement”), a member of the Company’s Board of Directors.  The Consulting Agreement is effective as of July 1, 2013 and will continue in effect until June 30, 2014 or until the earlier termination thereof in accordance with its terms (the “Term”).  Pursuant to the Consulting Agreement, Dr. Jovan-Embiricos has agreed to provide such financial and strategic consulting services as may be requested by the Company, and such other consulting services as may be reasonably requested by the Company, from time to time during the Term.  The Company agreed to pay Dr. Jovan-Embiricos an aggregate consulting fee in cash of $160,000, of which $80,000 was payable promptly following the execution of the Consulting Agreement and the remaining $80,000 is payable on October 1, 2013.  The Consulting Agreement contains customary provisions regarding the treatment of the Company’s confidential information and assignment of inventions, as well as an obligation of Dr. Jovan-Embiricos to not solicit, during the Term and for a period of one year thereafter, any person or entity engaged by the Company as an employee, customer or supplier of, or consultant or advisor to, the Company to terminate such party’s relationship with the Company.

The preceding description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as an Exhibit to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013
Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
		Name:	B. Nicholas Harvey
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Consulting Agreement, effective as of July 1, 2013, between the Company and Morana Jovan-Embiricos, Ph.D.